Exhibit 99.1

Selectis Health Announces Refinance, Renovation, and new Executive Director of Southern Hills Campus

GREENWOOD VILLAGE, Colorado, September 28, 2021 – Selectis Health, Inc. (the “Company” or “Selectis”), (OTC: GBCSD) announced today that it successfully refinanced the mortgage on the Southern Hills Continuing Care Retirement Community (“CCRC”) after completing several renovations, and hiring a new Executive Director.

“We couldn’t be more pleased with these outcomes at our Tulsa Campus,” stated Lance Baller, CEO and Chair of Selectis Health. “This has been a challenging process due to the weather damage and the deep freeze from the Winter, and other COVID roadblocks that we encountered. This could not have been done without the extra effort from our exceptional team. We are very proud of the effort that everyone gave to push this over the finish-line. The $8,029,800 refinance is exceptionally important to our business model and to ensure our Southern Hills campus remains profitable, and functional for the residents of the communities this facility serves. The terms are 2.38% fixed for 420 months is extremely favorable and will provide us the type of consistency and certainty for this campus, our cash flows, and our operations for 35 years. At closing, Selectis paid-off the remaining loan balances at the Tulsa Campus for the Assisted Living Facility (“ALF”) and the Independent Living Facility (“ILF”) and therefore owns both free and clear of all loans encumbrances that have remained on the facilities since our initial purchase. Today is a major milestone for the Campus, and for Selectis.”

Selectis Leadership hired the new Executive Director of the Southern Hills SNF in August. He has overseen the completion of the renovations and hiring of additional and improved staff.

“Not only have we hired on an exemplary new Executive Director, but we have also finished the renovations in the Skilled Nursing Facility, which include updated porcelain flooring that should last for many years, work to the fire suppression system, remediating the damage caused by the weather events in late-February, new painting of the interior, concrete repair around the exterior, and have been continuously implementing various improvements to the ILF as we grow our census. In fact, our ILF now houses 22 residents and counting, thanks to our new leaders and their focus on increasing the number of residents and delivering quality care across our entire campus.”

“The Company is continuing to work on our next refinance of our Eastman facility. We expect to have this refinance closed in the coming months. This will afford us the same type of consistency that our Southern Hills campus just realized. We are working through the process with our current and future lenders, and expect more positive news coming, about this refinance, soon,” said Randy Barker, President and COO of Selectis.

About Selectis Health

Selectis Health owns and/or operates ALF, ILF, and SNFs in Arkansas, Georgia, Ohio, and Oklahoma providing a wide array of living services, speech, occupational, physical therapies, social services, and other rehabilitation and healthcare services.

Forward-Looking Statement

This press release may contain certain statements relating to future results which are forward-looking statements. These statements are not historical facts, but instead represent only the Company’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. These forward-looking statements are subject to risks and uncertainties. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements, depending on factors including risks and uncertainties related to market conditions; and the Company’s current and future capital requirements and its ability to raise additional funds to satisfy its capital needs. Additional information concerning the Company and its business, including a discussion of factors that could materially affect the Company’s financial results, including the impact of the coronavirus (COVID-19) pandemic on the Company’s operations and current and planned operations, are contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 under the heading “Risk Factors,” as well as the Company’s subsequent filings with the Securities and Exchange Commission. All forward-looking statements included in this press release are made only as of the date of this press release, and we do not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

For Further Information Contact:

Brandon Thall

investors@selectis.com